UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2021

RAFAEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-38411	82-2296593
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212 658-1450

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b)-2 of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $0.1 per share	RFL	New York Stock Exchange

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 21, 2021, Ameet Mallik resigned as Chief Executive Officer of Rafael Holdings, Inc. (the “Company”), effective January 31, 2022. Mr. Mallik will remain as a director of the Company and will chair the newly-established Transition Committee of the Board of Directors.

On November 21, 2021, the Board of Directors decided that William Conkling will depart as the Company’s Chief Commercial and Business Officer, effective January 31, 2022.

(c) On November 21, 2021, the Company’s Board of Directors (i) elected Howard Jonas, the Company’s Chairman of the Board, as the Company’s Chief Executive Officer, effective February 1, 2022 and (ii) elected Patrick Fabbio, the Company’s Chief Financial Officer, as President in addition to his role as the Chief Financial Officer.

Mr. Jonas, age 65, has served as Chairman of the Board of Directors of the Company since August 17, 2017, and served as Chief Executive Officer from March 8, 2018 through April 30, 2021. Mr. Jonas has been a director of Rafael Pharmaceuticals, Inc. since April 2013 and served as its Chairman of the Board from April 2016 through June 2021. Mr. Jonas founded IDT Corporation (“IDT”) in August 1990, and has served as Chairman of its Board of Directors since its inception. Mr. Jonas served as Chief Executive Officer of IDT from October 2009 through December 2013. Mr. Jonas has served as Chairman of the Board of Directors of Genie Energy Ltd. since January 2011 and served as its Chief Executive Officer from January 2014 until November 2017. Mr. Jonas served as the Chairman of the Board of Zedge, Inc., from June 2016 to November 2016, and as its Vice Chairman of Zedge since November 2016. Mr. Jonas also serves as Chairman of the Board of IDW Media Holdings, Inc., and served as its Chief Executive Officer from February 2019 through April 2020. Mr. Jonas is also the founder and has been President of Jonas Media Group (f/k/a Jonas Publishing) since its inception in 1979. Mr. Jonas received a B.A. in Economics from Harvard University.

Mr. Fabbio, age 54, has served as Chief Financial Officer of the Company since September 2021. Mr. Fabbio has more than 25 years of financial, operational and transactional leadership experience in both publicly traded and privately held life science and pharmaceutical companies. Prior to joining Rafael Holdings, Mr. Fabbio was Chief Financial Officer of WindMIL Therapeutics Inc. (from March 2020 to September 2021). Previously he served as the Chief Financial Officer of Progenics Pharmaceuticals, Inc. (from November 15 to March 2020), electroCore Medical, LLC; Vice President of Finance at NPS Pharmaceuticals, Inc.; Vice President of Finance, Innovation and Growth at Catalent Pharma Solutions Inc.; and Chief Financial Officer at Ikano Therapeutics. His other prior financial positions include roles at Sanofi, UniPath Diagnostics, BioMatrix and Coopers & Lybrand. Mr. Fabbio is a board member of BeyondSpring Therapeutics, Inc.

On March 26, 2018, IDT spun off the Company. In connection with the spin-off, IDT and the Company entered into a Transition Services Agreement, dated March 26, 2018 (the “TSA”), pursuant to which IDT, for which Howard S. Jonas serves as the Chairman of the Board, provides certain services to the Company. Trusts for the benefit of Howard Jonas’ nine children, if aggregated together, own a controlling interest in each of the Company and IDT. The services provided by IDT under the TSA include, but are not limited to: administrative, tax and legal. IDT billed the Company a total of $415,316 under the TSA during Fiscal 2021 and $16,840 for invoices paid by IDT on the Company’s behalf. In addition, during Fiscal 2021, the Company billed IDT $57,506 for real estate advisory services provided to IDT. As of July 31, 2021, the Company owed IDT $182,257.

IDT leases space from the Company at 520 Broad Street, Newark, NJ and in Jerusalem, Israel. IDT leases approximate 80,000 square feet of office space plus parking spaces occupied by IDT at 520 Broad Street, Newark, NJ and approximately 3,600 square feet of office space in Jerusalem, Israel. IDT paid the Company $1.7 million for office rent and parking during Fiscal 2021. As of July 31, 2021, IDT owed the Company $189,053 for office rent and parking.

Genie Energy, Ltd. (“Genie”), for which Howard S. Jonas serves as the Chairman of the Board, leases office space from the Company at 520 Broad Street. Trusts for the benefit of Howard Jonas’ nine children, if aggregated together, own a controlling interest in Genie and the Company. Billings for such services totaled approximately $226,199 in Fiscal 2021. The Company charges Genie $26.21 per square foot annually for approximately 8,631 square feet of space. As of July 31, 2021, Genie had no amounts due to the Company.

Rafael Pharmaceuticals, Inc.

The Company owns 51% of the outstanding capital stock of Rafael Pharmaceuticals, Inc. (“Rafael Pharma”) (41% of the capital stock on a fully diluted basis (excluding the remainder of the warrants to purchase Rafael Pharma stock held by the Company and its affiliates)). Howard S. Jonas owns an equity interest in Rafael Pharma and Ameet Mallik serves as Chairman of the Board of Rafael Pharma. The following transactions have taken place between the Company and Rafael Pharma:

●	The Company provides Rafael Pharma with administrative, finance, accounting, tax and legal services. The Company billed Rafael Pharma $480,000 during Fiscal 2021. As of July 31, 2021, Rafael Pharma owed the Company $600,000.

●	Effective September 24, 2021, the Company entered into a Line of Credit Loan Agreement (“Line of Credit Agreement”) with Rafael Pharma, which provides for loan commitments in the amount of $25,000,000. The funds loaned under the Line of Credit Agreement are to be used by Rafael Pharma in accordance with the budget that has been approved by the Company. Of the aggregate amount, $1.9 million was advanced on September 24, 2021 and the remaining amount was funded on October 1, 2021.

●	In June 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with RH Merger I, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, RH Merger II, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company and Rafael Pharma, whereby Rafael Pharma will become our wholly-owned limited liability subsidiary.

●	On December 7, 2020, the Company entered into a Securities Purchase Agreement (the “SPA”) for the sale of 567,437 shares of the Company’s Class B common stock at a price per share of $22.91 (which was the closing price for the Class B common stock on the New York Stock Exchange on December 4, 2020, the trading day immediately preceding the date of the SPA) for an aggregate purchase price of $13 million. In connection with the purchases, each purchaser was granted warrants to purchase an additional twenty percent (20%) of the shares of Class B common stock purchased by such purchaser. The warrants have an exercise price of $22.91 per share and expire on June 6, 2022. The Company issued warrants to purchase an aggregate of 113,487 shares of Class B common stock. Under the SPA, Genie and IDT, two entities on whose boards of directors Howard Jonas serves, each purchased 218,245 shares of Class B common stock and received warrants to purchase an additional 43,649 shares of Class B Common Stock for an aggregate consideration of $10 million.

●	On August 19, 2021, the Company entered into a Securities Purchase Agreement with I9Plus, LLC, an entity affiliated with Howard Jonas, whereby the Company agreed to sell to I9Plus, LLC, an aggregate of 112,561 shares of the Company’s Class B common stock at a purchase price equal to $44.42 per share, which was equal to the closing price of the Company’s Class B Common Stock on the New York Stock Exchange on August 19, 2021, resulting in aggregate gross proceeds to the Company of approximately $5.0 million.

In connection with Mr. Fabbio’s election as President, the Company’s Board of Directors and its Compensation Committee approved an amendment (the “Amended Letter Agreement”) to the Letter Agreement with Mr. Fabbio, dated September 10, 2021 and previously filed with the Securities and Exchange Commission on Form 8-K on September 14, 2021 (the “Original Letter Agreement”), which provides, among other things, the following: (i) all of the options granted to Mr. Fabbio will vest on September 30, 2026; (ii) if Mr. Fabbio’s employment is terminated without cause (as such term is defined the Original Letter Agreement) or resigns for good reason (as such term is defined in the Original Letter Agreement) and upon other conditions set forth in the Amended Letter Agreement, Mr. Fabbio will be entitled to severance in the amount of his base salary for 6 months; and (iii) in the event of termination without cause or resignation with good reason within six months following a Change of Control, Mr. Fabbio will be entitled to severance in the amount of his base salary for 12 months.

In addition, subject to approval by the stockholders of the Company’s 2021 Equity Incentive Plan at the Company’s annual meeting of stockholder to be held on January 19, 2022, the Company will grant Mr. Fabbio 363,103 restricted shares of the Company’s Class B Common Stock which shall vest as follows: as to 21.5% on December 21, 2022 (the “Initial Vesting Date”), as to 21.5% in four substantially equal amounts on the first through fourth quarterly anniversaries of the Initial Vesting Date and as to the remaining 57% in eight substantially equal amounts on or about each of the fifth through twelfth quarterly anniversaries of the Initial Vesting Date.

The foregoing summary of the Amended Letter Agreement is qualified in its entirety by reference to the Amended Letter Agreement, a copy of which is filed as Exhibit 10.01 to this report and is incorporated herein by reference.

(e) In connection with Mr. Conkling’s departure, the Company entered into a Termination Agreement providing that Mr. Conkling will receive a bonus of $90,000 in accordance with his employment agreement and a severance payment of $225,000 representing six months of his current base salary.

A copy of the November 22, 2021, press release relating to the above events is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document
10.01	Amended Letter Agreement dated November 22, 2021, between the Company and Patrick Fabbio.
99.1	Press Release, dated November 22, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAFAEL HOLDINGS, INC.

By:	/s/ Ameet Mallik
	Name:	Ameet Mallik
	Title:	Chief Executive Officer

Dated: November 22, 2021

EXHIBIT INDEX

Exhibit Number	Document
10.01	Amended Letter Agreement dated November 22, 2021, between the Company and Patrick Fabbio.
99.1	Press Release, dated November 22, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)